Exhibit 5.1

April 30, 2015

Cyalume Technologies Holdings, Inc.

910 SE 17 th Street, Suite 300

Fort Lauderdale, FL 33316

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-1 (the “ Registration Statement ”) to be filed with the Securities and Exchange Commission (the “ Commission ”) under the Securities Act of 1933, as amended (the “ Act ”), relating to the registration by Cyalume Technologies Holdings, Inc. (the “ Company ”) of 62,929,980 shares (the “ Shares ”) of the Company’s common stock, par value $.001 per share, to be offered and sold by the selling stockholders identified in the Registration Statement, including shares which are issuable upon the exercise or conversion of outstanding warrants, convertible preferred stock or convertible indebtedness (collectively, the “ Underlying Shares ”).

In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents ”):

(i) the Company’s Fifth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on December 19, 2008, as amended by the CertificateS of Amendment, as filed with the Secretary of State of Delaware on July 9, 2013 and February 19, 2015;

(ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof;

(iii) resolutions of the board of directors of the Company;

(iv) the Registration Statement and schedules and exhibits thereto; and

(v) such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinion contained herein.

In rendering the opinion set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies, and the veracity of the Documents. For the purposes of the opinion set forth below, we have also assumed that in connection with the issuance of the Shares, the Company has received or will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance. As to questions of fact material to the opinion hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents and upon statements of officers of the Company.

Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that (i) the Underlying Shares have been duly authorized and, upon issuance in accordance with the terms of the applicable warrants, preferred stock designations and/or any applicable agreements, including receipt of the consideration contemplated thereby, will be validly issued, fully paid and non-assessable, and (ii) the remaining Shares are validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware, all rules and regulations underlying such statutory provisions of law, and all applicable judicial and regulatory determinations concerning such laws as reported in publicly available compilations of such judicial and regulatory determinations, as well as the federal laws of the United States of America. Our opinion is rendered only with respect to laws, and the rules, regulations and determinations thereunder, which are currently in effect.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP

GREENBERG TRAURIG, LLP ■ ATTORNEYS AT LAW ■ WWW.GTLAW.COM

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